UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2009

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Sepracor Inc. (the “Company”) is filing this Current Report on Form 8-K to reflect certain accounting adjustments described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”), which was filed with the United States Securities and Exchange Commission (“SEC”) on February 27, 2009. The information in this Form 8-K is not an amendment to or restatement of the 2008 Form 10-K.

Effective January 1, 2009, the Company adopted FASB Staff Position (“FSP”) No. Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), which applies to convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  FSP APB 14-1 requires the issuer of convertible debt instruments with cash settlement features to account for the debt component separately from the equity component (or conversion feature) and applies to the Company’s 0% convertible senior notes due 2024.  FSP APB 14-1 also requires retroactive application and early adoption was not permitted.  The retrospective adoption of FSP APB 14-1 affects the Company’s financial information for the years 2004 through 2008, as reflected in Exhibit 99.1 to this Current Report.

Effective January 1, 2009, the Company also adopted FSP Emerging Issues Task Force No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (“FSP EITF 03-6-1”).  FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method described in Statement of Financial Accounting Standards No. 128, Earnings Per Share.  Under the guidance of FSP EITF 03-6-1, the Company’s unvested share-based payment awards, which contain nonforfeitable rights to dividends, whether paid or unpaid, are considered to be participating securities and are now included in the computation of earnings per share pursuant to the two-class method.  The adoption of FSP EITF 03-6-1 is reflected retrospectively in the Company’s financial information for the years 2006 through 2008, as reflected in Exhibit 99.1 to this Current Report.

During the first quarter of 2009, the Company detected two immaterial accounting errors related to the Company’s interest income calculation and the Company’s accounting for manufacturing costs associated with its commercial products and product samples.  The correction of the errors has been reflected retrospectively in the Company’s financial information for the applicable periods in years 2005 through 2008, as reflected in Exhibit 99.1 to this Current Report.

Neither this Current Report nor Exhibit 99.1 hereto reflect any events occurring after February 27, 2009 or modify or update the disclosures in the 2008 Form 10-K that may have been affected by subsequent events, except as required to reflect the effects of (i) the Company’s retrospective application of FSP APB 14-1, (ii) the Company’s retrospective application of FSP EITF 03-6-1, and (iii) the correction of immaterial errors related to the Company’s interest income calculation and the Company’s accounting for manufacturing costs associated with its commercial products and product samples, as described above.  Accordingly, the Company has amended disclosures, to the extent relevant, in only the following items of the 2008 Form 10-K:

•              Part II, Item 6 - Selected Financial Data

•              Part II, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations

•              Part II, Item 7A - Quantitative and Qualitative Disclosures about Market Risk

•              Part II, Item 8 - Financial Statements and Supplementary Data

•              Schedule II - Valuation and Qualifying Accounts and Reserves

Therefore, this Current Report should be read in conjunction with the 2008 Form 10-K and the Company’s filings made with the SEC subsequent to the filing of the 2008 Form 10-K, including the Company’s Quarterly Report on Form 10-Q filed on May 8, 2009, and any amendments to those filings.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

23.1         Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

99.1         Revised Part II, Item 6 - Selected Financial Data; Revised Part II, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations; Revised Part II, Item 7A - Quantitative and Qualitative Disclosures about Market Risk; Revised Part II, Item 8 - Financial Statements and Supplementary Data; Revised Schedule II – Valuation and Qualifying Accounts and Reserves

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: May 14, 2009	By:	/s/ Robert F. Scumaci
Name: Robert F. Scumaci
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

99.1

Revised Part II, Item 6 - Selected Financial Data; Revised Part II, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations; Revised Part II, Item 7A - Quantitative and Qualitative Disclosures about Market Risk; Revised Part II, Item 8 -Financial Statements and Supplementary Data